SECURITIES AND EXCHANGE COMMISSION

Washington, DC. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 9, 2003

FIRST CONSULTING GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23651	95-3539020
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

111 W. Ocean Blvd. 4th Floor, Long Beach, CA (Address of principal executive offices)		90802 (Zip Code)

(562) 624-5200 (Registrant’s telephone number, including area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Item 9.  Regulation FD Disclosure

On April 9, 2003, First Consulting Group issued a press release announcing its anticipated financial results for the first quarter of 2003. The press release incorrectly identified the date of the company's first quarter results conference call. As previously announced in a separate press release, the conference call will be held on Tuesday, April 22, 2003, at 4:45 p.m. Eastern Time (1:45 p.m. Pacific Time). A press release announcing first quarter results will be released prior to the conference call. The call is being webcast by CCBN and can be accessed at FCG's Web site at www.fcg.com. This information is being furnished pursuant to Item 12 — Results of Operations and Financial Condition —  as provided in SEC Release No. 34-47583.

Item 12.  Results of Operations and Financial Condition

The information required under this Item 12 is being provided under Item 9 of this report as provided in SEC Release No. 34-47583.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Consulting Group, Inc.

Date: April 9, 2003	By:	/s/ Michael A. Zuercher
Michael A. Zuercher
VP, General Counsel and Secretary